                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Environmental Power Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                        ENVIRONMENTAL POWER CORPORATION
                         500 Market Street, Suite 1-E
                        Portsmouth, New Hampshire 03801

--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     The Annual Meeting of Stockholders of Environmental Power Corporation, a Delaware corporation (the "Company" or "EPC"), will be held on Monday, June 28, 1999 at 11:00 a.m. local time, at Courtyard Marriott, 1000 Market Street, Portsmouth, New Hampshire, for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified. The nominees the Board proposes to present for election are Joseph E. Cresci, Donald A. Livingston, Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg.

  2. To consider and act upon a proposal to ratify the selection of the firm of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 1999.

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on the books of the Company at the close of business on May 6, 1999 will be entitled to notice of and to vote at the meeting.

     Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

     All stockholders are cordially invited to attend the meeting.

                                   By Order of the Board of Directors,

                                   /s/  William D. Linehan
Portsmouth, New Hampshire          WILLIAM D. LINEHAN
May 11, 1999                       Secretary

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

                        ENVIRONMENTAL POWER CORPORATION
                         500 Market Street, Suite 1-E
                        Portsmouth, New Hampshire 03801

________________________________________________________________________________

                                PROXY STATEMENT

                                                                    May 11, 1999

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Environmental Power Corporation, a Delaware corporation (the "Company" or "EPC"), for use at the Annual Meeting of Stockholders to be held on Monday, June 28, 1999 at 11:00 a.m. local time, at Courtyard Marriott, 1000 Market Street, Portsmouth, New Hampshire, and any adjournments thereof (the "Meeting").

     Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-date proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting. The persons named as attorneys-in-fact in the proxies are officers of the Company.

     Only stockholders of record as of the close of business on the record date of May 6, 1999 will be entitled to notice of and to vote at the Meeting and any adjournments thereof.

     As of May 6, 1999 there were 11,406,783 shares of Common Stock of the Company outstanding and entitled to vote. The shares of Common Stock are the only outstanding voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record. The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy at the meeting will constitute a quorum. All matters to be voted on will be decided by the vote of a majority of those shares present or represented at the meeting and entitled to vote.

     All properly executed proxies returned in time to be cast at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated under "Election of Directors" below. Where a choice has been specified on the proxy with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated. If a stockholder

                        ENVIRONMENTAL POWER CORPORATION
                          500 Market Street, Suite 1-E
                        Portsmouth, New Hampshire 03801

________________________________________________________________________________



returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to each nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting with respect to any matter, then the shares held by such stockholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a non-vote proxy, indicating a lack of authority to vote on any matter, then the shares covered by such non-vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Meeting for purposes of calculating the vote with respect to such matter.

     The Board of Directors of the Company know of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

     This proxy statement and the form of proxy were first mailed to stockholders on or about the date hereof.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of April 23, 1999 the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each of such persons and the percentage of the class represented thereby.

         NAME AND ADDRESS OF                         AMOUNT AND NATURE OF                       PERCENTAGE
           BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP (1)                      OF CLASS
           ----------------                        ------------------------                      --------
Joseph E. Cresci                                        4,747,348 (2)(4)                          41.62%
c/o Environmental Power Corporation
500 Market Street, Suite 1-E
Portsmouth, New Hampshire 03801

Donald A. Livingston                                    2,461,739                                 21.58%
c/o Environmental Power Corporation
500 Market Street, Suite 1-E
Portsmouth, New Hampshire 03801

James F. Powers, as Trustee                             1,000,000 (3)                              8.77%
c/o Vitale Caturano and Company
210 Commercial Street
Boston, MA 02109

(1) Information with respect to beneficial ownership is based upon information furnished by such stockholders. Except as indicated in notes 2, 3 and 4 all shares are held beneficially and of record.

(2) Includes 3,687,618 shares held in a revocable trust for the benefit of members of Mr. Cresci's family, of which Mr. Cresci is the trustee, and 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci's wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership.

(3) Consists of 1,000,000 shares which Mr. Cresci deposited into a voting trust (the "Voting Trust") on November 20, 1996 and in which Mr. Powers has beneficial ownership in his capacity as trustee with sole voting power.
     Mr. Cresci also has beneficial ownership in such shares which are evidenced by voting trust certificates held by The Cresci Family Limited Partnership of which Mr. Cresci is the sole general partner with sole dispositive power.

(4)  Includes 1,000,000 shares held by the Voting Trust (See Note 3).

                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office for the ensuing year and until their successors have been elected and qualified. Joseph
E. Cresci, Donald A. Livingston, Peter J. Blampied, Edward B. Koehler and Robert
I. Weisberg have been nominated by management for election at the Meeting. All nominees are presently directors of the Company and were elected at the Annual Meeting of Stockholders held on June 23, 1998. The Company's by-laws presently state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is five. This number may be changed by resolution of the Board of Directors.

     No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by striking that individual director's name where indicated on the proxy) or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

     The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1998. The Compensation Committee, which consists of Messrs. Blampied, Koehler and Weisberg, determines the compensation of the Company's Chief Executive Officer and Chief Operating Officer and did not meet in 1998. The Audit Committee, which consists of Messrs. Blampied, Koehler and Weisberg, oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, and met once in 1998. The Executive Committee, which consists of Messrs. Cresci and Livingston, can act in place of the full Board of Directors to the extent permitted by law and did not meet in 1998. The Stock Option Committee, which consists of Messrs. Blampied, Koehler and Weisberg, administers the 1990 Stock Plan and did not meet in 1998. Each member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and any Committee on which he served.

     The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by each nominee for Director as of April 23, 1999. The nominees include all current Directors and Named Executives (as defined below).

    NOMINEE'S NAME                     POSITIONS AND                   AMOUNT & NATURE
    AND DATE FIRST                     OFFICES WITH                     OF BENEFICIAL        PERCENT OF
  BECAME A DIRECTOR                     THE COMPANY                     OWNERSHIP (1)           CLASS
  -----------------                     -----------                     -------------           -----
Joseph E. Cresci             Chairman, Chief Executive                     4,747,348 (2)           41.62%
1982                         Officer and Director

Donald A. Livingston         President, Chief Operating Officer            2,461,739               21.58%
1982                         and Director

Peter J. Blampied            Director                                        110,300 (3)             .97%
1988

Robert I. Weisberg           Director                                         90,000 (4)             .79%
1994

All directors and officers as a group (6 persons)                          7,409,387 (5)           64.84%

(1) Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in notes 2, 3, and 4, all shares are held beneficially and of record.

(2) Includes 3,687,618 shares held in a revocable trust for the benefit of members of Mr. Cresci's family, of which Mr. Cresci is the trustee, and 1,000,000 shares held by the Voting Trust (see "Principal Holders of Voting Securities") and 59,730 shares held in trust for the benefit of Mr. Cresci and his children; but does not include 20,000 shares owned by Mr. Cresci's wife as to which shares he disclaims beneficial ownership. Mr. Cresci has shared voting and investment power with respect to the 59,730 shares held in trust for the benefit of himself and his children but no voting power with respect to the shares held in the Voting Trust.

(3) Includes 10,000 shares which Mr. Blampied has the right to acquire pursuant to stock options which are all currently exercisable.

(4) Includes 10,000 shares which Mr. Weisberg has the right to acquire pursuant to stock options which are all currently exercisable.

(5) Includes 20,000 shares which Messrs. Blampied and Weisberg have the right to acquire pursuant to stock options which are all currently exercisable.

OCCUPATIONS OF DIRECTORS

     The following table sets forth the age and principal occupation of each of the nominees for director during the past five years. Except for Mr. Blampied who is a director for Access Capital Strategies, 124 Mount Auburn Street, Cambridge, MA 02138 and Mr. Weisberg who is a trustee for Monterey Mutual Fund, 1299 Ocean Avenue, Suite 210, Santa Monica, California 90401, none of the nominees for director holds any other directorships in any company subject to the reporting requirements of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940.

NAME                                   AGE           PRINCIPAL OCCUPATION
----                                   ---           --------------------
Joseph E. Cresci                        56           Chairman and Chief Executive Officer of
                                                     the Company (1982 to present).

Donald A. Livingston                    56           President and Chief Operating Officer
                                                     of the Company (1991 to present);
                                                     Executive Vice President of the Company (1982-1991).

Peter J. Blampied                       56           President, Corcoran Management Company (1998-Present);
                                                     Director, Access Capital Strategies (1997 - present);
                                                     Director, A.W. Perry Inc. (1998 - present); Director,
                                                     Citizens Bank of Massachusetts (1996 to present);
                                                     Director, Nellie Mae (1982 - present);  Director,
                                                     Citizens
                                                     Financial Group, Inc. (1994-1996); Vice Chairman,
                                                     Citizens Bank of Massachusetts (1993 - 1994);
                                                     Chairman, President and Chief Executive Officer, Boston
                                                     Five Bancorp (1989 - 1993).

Edward B. Koehler, Esq.                 45           Partner, Hunton & Williams, New York
                                                     (1990 to present; Associate, 1982 - 1990).

Robert I. Weisberg                      52           President and Chief Executive Officer, Alco Financial
                                                     Services LLC (1997 - present); President and Chief
                                                     Executive Officer, Pro-Care Financial Group, Inc.
                                                     (1994 - 1997); President, Tower Financial Corporation
                                                     (1993-1994);  President, Fleet Credit Corporation
                                                     and Executive Vice President, Fleet Bank (1985-1993).

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table: The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer, Chief Operating Officer and each other executive officer earning in excess of $100,000 in salary and bonus in 1998 (the "Named Executives") for the three fiscal years ended December 31, 1998.

                                                                                   LONG-TERM
                                         ANNUAL COMPENSATION                      COMPENSATION
                                         -------------------                      -------------

NAME AND                                                                   RESTRICTED
PRINCIPAL POSITION               YEAR         SALARY         BONUS        STOCK AWARDS         OPTIONS
------------------               ----         ------         -----        ------------         -------
Joseph E. Cresci                 1998         $ 67,584 (1)    --              --                --
Chairman of the Board and        1997          200,000        --              --                --
Chief Executive Officer          1996          120,000        --              --                --

Donald A. Livingston             1998         $ 90,569 (1)    --              --                --
President and                    1997          200,000        --              --                --
Chief Operating Officer          1996          200,000        --              --                --

(1) Reflects repayment by the Named Executive of a portion of 1998 salary as described in the Report of the Compensation Committee below.

Stock Options: There were no options granted during 1998 to the Named Executives. As of December 31, 1998, there were no unexercised options held by the Named Executives.

Defined Benefit Pension Plan: In December 1998, the Company established a noncontributory defined benefit pension plan (the "Pension Plan") covering all eligible employees of the Company. The Pension Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. Employees aged 21 or older who have completed twelve months of service during which they worked a minimum of 1,000 hours are eligible to participate. Employees earn a year of service for vesting purposes in each employment year in which they complete at least 1,000 hours of employment. Employees become vested in the Pension Plan over a 6 year period (20% after 2 years and 20% per year thereafter, to 100% after 6 years). Benefits are based upon the participant's annual compensation (including bonuses and similar special pay), as more fully defined in the Pension Plan, over the number of years of service up to a maximum of 25 years.

     The following table shows the estimated annual pension benefits payable upon retirement to a participant of the Pension Plan for various salary levels and years of service.


                AVERAGE                                      YEARS OF SERVICE
                                                             ----------------
          ANNUAL COMPENSATION                   10           15             20               25
          -------------------                   --           --             --               --
                100,000                       22,000       33,000         44,000           55,000
                150,000                       33,000       49,500         66,000           82,500
                200,000                       35,200       52,800         70,400           88,000
                250,000                       35,200       52,800         70,400           88,000


     During fiscal year 1998, the maximum amount of annual compensation which may be included for Pension Plan purposes was $160,000. The figures shown above apply under the Pension Plan as of December 31, 1998. The benefit amounts listed are not subject to any deduction for Social Security or other offset amounts. As a result of limitations imposed under the Federal income tax law, the maximum annual benefit payable under the Pension Plan for the fiscal year ending December 31, 1998 is $130,000, although the amount will be actuarially adjusted in accordance with Federal income tax regulations if payments commence prior to or following the date that unreduced Social Security benefits become payable. As of December 31, 1998, Messrs. Cresci and Livingston each had sixteen years of credited service under the Pension Plan.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not an officer or employee of the Company receives $2,000 (plus expenses) for each scheduled meeting of the Board of Directors or non-coincident meeting of a board committee which he attends.

     During 1998, Messrs. Blampied, Koehler and Weisberg received option grants to purchase 10,000 shares each under the Company's Director Option Plan which are exercisable at per share prices of $1.688, $1.625 and $1.50, respectively, based on the market prices of the Common Stock on their respective anniversary dates of becoming Directors. Mr. Koehler, under the policies of the law firm in which he is a partner, which law firm provides services to the Company, is
prohibited from owning shares in the Company.   As such, in August 1998, Mr.
Koehler surrendered his existing option grants to purchase 60,000 shares under the Company's Director Option Plan and any future options which may be granted under such Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Peter J. Blampied, Edward B.
Koehler and Robert I. Weisberg.   No member of the Compensation Committee is now
an officer or an employee of the Company or any of its subsidiaries or has been at any time an officer or employee of the Company or any of its subsidiaries.

     Mr. Koehler is a partner with Hunton & Williams, New York, a law firm which provided services to the Company in 1998.

     Mr. Weisberg, as payment for the exercise price of certain stock options, delivered a promissory note in the amount of $48,575 to the Company in September 1997.


                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors determines the Company's executive compensation policy and sets compensation for the Chief Executive Officer (the "CEO") and Chief Operating Officer (the "COO").

     The Compensation Committee's policy is to offer the CEO and COO competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals on the basis of the Company's performance in an appropriate fashion in the long-term interests of the Company and its shareholders. Currently, executive compensation is comprised of salary and annual cash bonuses which may be awarded from time to time. In previous years, the Company offered its executive officers long-term incentive opportunities in the form of stock options under the Company's 1990 Stock Plan and Restricted Stock. Presently, there are no shares available for grant under the Company's 1990 Stock Plan and no additional shares reserved for restricted stock awards. However, in the future, the Board of Directors may consider whether it is in the best interest of the Company to establish another stock plan, reserve additional shares for restricted stock awards or establish other long-term incentive opportunities for executive officers.

     As discussed in the section "Compensation of Executive Officers", the Company established in December 1998 a Pension Plan to provide retirement benefits to all of its eligible employees including the CEO and COO. The Company expects to fund its 1998 contribution to the Pension Plan of $255,062 during 1999, which contribution is expected to benefit the CEO and COO in the amounts of $132,416 and $109,431, respectively. In December 1998, in anticipation of receiving this benefit from the Pension Plan, the CEO and COO each elected to repay to the Company a portion of their 1998 compensation in an amount equal the benefit they would receive from the 1998 contribution to the Pension Plan. As a result, the 1998 annual compensations of the CEO and COO were reduced from $200,000 and $200,000, respectively, to $67,584 and $90,569, respectively.

     In March 1999, the Compensation Committee ratified the establishment of the Pension Plan and decided to decrease the annual base salaries for the CEO and COO from $200,000 to $150,000. The Compensation Committee considered the lower base salaries, when combined with the estimated benefits that the CEO and COO would receive from the Pension Plan, to be an appropriate compensation package for the CEO and COO in light of their present duties and responsibilities.

     The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the CEO and COO. The Committee does not utilize any specific quantitative formula or targets in making compensation decisions. While the Committee considers corporate performance measures such as net income, earnings per share, return on assets and return on equity, the Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major projects (such as the buy-out of the Milesburg contract in 1997) and demonstrated leadership ability.

     Base salaries for the CEO and COO are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are generally reviewed periodically and adjusted as warranted to reflect individual officer performance. The Committee focuses primarily on total annual compensation, including incentive awards and benefits derived from other fringe benefits such as the Pension Plan, rather than base salary alone, as the appropriate measure of executive officer performance and contribution. Compensation decisions regarding executive officers other than the CEO and COO are made by the CEO and COO.

     In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which prevents publicly held corporations from deducting compensation in excess of $1 million paid to CEO's and the four highest compensated officers unless the compensation is performance-based. The Company's compensation program currently is not of a level such that this limit would apply.


RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:


     Peter J. Blampied          Edward B. Koehler       Robert I. Weisberg

                            STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative stockholder return on its Common Stock with the return on the NASDAQ Market Index and with the SIC Code 4911 (Electric Services) Index for the five year period ended December 31, 1998.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG ENVIRONMENTAL POWER CORP.,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX

                            ----------------------FISCAL YEAR ENDING-----------------------------------
COMPANY/INDEX/MARKET        12/31/1993   12/30/1994   12/29/1995   12/31/1996   12/31/1997   12/31/1998
Environmental Powr            100.00       100.00        75.83       283.30       800.05       470.68

Electric Services             100.00        88.32       116.80       120.74       148.97       169.49

NASDAQ Market Index           100.00       104.99       136.18       169.23       207.00       291.96

OTHER TRANSACTIONS

     In December 1985, the Company loaned $55,000 to Mr. Livingston. This loan bears interest at a bank's floating prime rate plus 1/2% and was due and payable on December 31, 1998. In 1998 the Company extended the due date of the loan to December 31, 1999. As of April 23, 1999, total principal and unpaid interest on this loan was approximately $120,000.

     During 1993 and 1995, Messrs. Cresci and Livingston exercised options to purchase shares of the Company's Common Stock. As payment for the exercise price of these stock options, the Company accepted promissory notes which are payable upon demand by the Company from Messrs. Cresci and Livingston aggregating $332,875 and $428,281, respectively. Interest on these notes, which is payable monthly at the Applicable Federal Rate, amounted to $39,358 in the aggregate in 1998 and has been fully collected from Messrs. Cresci and Livingston.

     In September 1997, Mr. Weisberg exercised options to purchase 80,000 shares of the Company's Common Stock. As payment for the exercise price of these stock options, the Company accepted a promissory note which is payable upon demand by the Company from Mr. Weisberg in the amount of $48,575. Interest on this note, which is payable quarterly at the Applicable Federal Rate, amounted to $2,511 in 1998 and has been fully collected from Mr. Weisberg.

     Edward B. Koehler is a partner with Hunton & Williams, New York, a law firm which provided services to the Company in 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     The Company believes, based solely on its review of the copies of forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, that its officers, directors and greater than ten-percent beneficial owners complied with all filing requirements applicable to them for 1998.


                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1999. The Board of Directors recommends a vote FOR the ratification of this selection.

     It is expected that a member of the firm of Deloitte & Touche LLP, the independent certified public accountants who reported on the Company's financial statements included in the 1998 Annual Report, will be available either by telephone or present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2000 Annual Meeting of Stockholders of the Company must be received at the Company's principal executive offices not later than January 12, 2000. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals. If the Company does not receive notice of any matter that is to come before the stockholders at the 2000 Annual Meeting of Stockholders on or before March 26, 2000, which corresponds to forty-five days before the date on which the Company first mailed this proxy statement, the proxy for the 2000 Annual Meeting of Stockholders may, pursuant to Rule 14a-4(c) of the Proxy Rules under the Securities Exchange Act of 1934, confer discretionary authority to vote on the matters presented.

                                OTHER BUSINESS

     The Board of Directors knows of no business that will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of a nominee. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

                          ANNUAL REPORT ON FORM 10-K

     YOU MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: INVESTOR RELATIONS, ENVIRONMENTAL POWER CORPORATION, 500 MARKET STREET, SUITE 1-E, PORTSMOUTH, NEW HAMPSHIRE 03801.
SUCH ANNUAL REPORT ON FORM 10-K, AS WELL AS ADDITIONAL PUBLIC FILINGS, PRESS RELEASES AND INFORMATION ABOUT THE COMPANY, ARE ALSO AVAILABLE ON THE INTERNET FROM THE COMPANY'S WEB SITE LOCATED AT WWW.ENVIRONMENTALPOWER.COM

                        ENVIRONMENTAL POWER CORPORATION
                         500 MARKET STREET, SUITE 1-E
                           PORTSMOUTH, NEW HAMPSHIRE

     The undersigned hereby appoints Joseph E. Cresci and William D. Linehan, and each of them, proxies, with full power of substitution, to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Environmental Power Corporation to be held on Monday, June 28, 1999 at 11:00 a.m. at Courtyard Marriott, 1000 Market Street, Portsmouth, New Hampshire, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 11, 1999.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSAL IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 3.

--------------------------------------------------------------------------------
       PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

     HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

     ______________________________          ______________________________

     ______________________________          ______________________________

     ______________________________          ______________________________

                        (CONTINUED ON THE REVERSE SIDE)

                                         Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------------------------------------------------------------
[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                     FOR ALL                WITHHOLD
                     NOMINEES               AUTHORITY
                (except as marked to      to vote for
                 the contrary below)      all nominees
                       [_]                   [_]                                                                FOR  AGAINST ABSTAIN
1. To elect a Board of                Nominees: Joseph E. Cresci    2. To ratify the selection of the firm of   [_]    [_]     [_]
   Directors to serve                           Donald A Livingston     Deloitte & Touche LLP as auditors for
   the ensuing year                             Peter J. Blampied       the Corporation for the fiscal year
   until their respective successors            Edward B. Koehler       ending December 31, 1999.
   have been duly elected and                   Robert I. Weisberg   3. To transact such other business as may
   qualified.                                                           properly come before the meeting or
                                                                        any adjournments thereof.

NOTE: To withhold authority to vote for any individual nominee(s), mark the "FOR
ALL" box and strike a line through the name(s) of the nominee(s) you wish to withhold. Your shares will be voted for the remaining nominee(s).

                                                                   Mark box at right if an address change has been noted at left [_]

Stockholder sign here____________________________________  Co-owner sign here_______________________________  Date__________________

NOTE: Please be sure to sign and date this Proxy.